Workiva Inc. Announces Fourth Quarter and Full Year 2022 Financial Results
•Increased Q4 2022 Subscription & Support Revenue by 20.7% over Q4 2021
•Generated Total Q4 2022 Revenue of $143.8 Million, up 19.1% over Q4 2021
•Achieved 24.2% YOY Growth of Customers with Annual Contract Value Over $150K

AMES, Iowa - February 21, 2023 – Workiva Inc. (NYSE:WK), the company powering transparent reporting for a better world, today announced financial results for its fourth quarter and full year ended December 31, 2022.
"The Workiva team once again delivered strong financial results and outperformed against our key operating metrics. Our strong performance resulted in a 2022 revenue growth rate of 23% in Subscription & Support and 21% in total revenue," said Marty Vanderploeg, Chief Executive Officer. "We delivered strong growth in multiple solution areas, led by ESG. ESG was one of our fastest growing solutions in 2022. This is a result of the strategic investments we made in our talent, technology, partners, and go-to-market strategy in order to capitalize on this significant market opportunity."
"For the fourth quarter, Workiva generated record revenue, which resulted in revenue growth of 21% in Subscription & Support and 19% in total revenue," said Jill Klindt, Chief Financial Officer. "We also delivered a Non-GAAP operating profit margin of 3.3%, beating the high end of our guidance by 660 basis points. We added 123 net new logos during the quarter, bringing our total customer count to 5,664 companies, and our gross revenue retention rate of 97.8% remains above the industry benchmark."
"In Q4, our continued focus on driving multi-solution deals propelled our growth of large contract values," added Vanderploeg. "Workiva offers the only assured integrated reporting platform that brings Financial Reporting, ESG, and GRC together in one controlled, secure, audit-ready environment. This unified platform offering is a unique and key differentiator that provides our customers with the best, most complete business reporting capabilities on the market."
Fourth Quarter 2022 Financial Highlights
•Revenue: Total revenue for the fourth quarter of 2022 reached $143.8 million, an increase of 19.1% from $120.8 million in the fourth quarter of 2021. Subscription and support revenue contributed $125.9 million, up 20.7% versus the fourth quarter of 2021. Professional services revenue was $17.9 million, an increase of 8.7% compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the fourth quarter of 2022 was $109.4 million compared with $91.6 million in the same quarter of 2021. GAAP gross margin was 76.1% versus 75.9% in the fourth quarter of 2021. Non-GAAP gross profit for the fourth quarter of 2022 was $110.9 million, an increase of 19.0% compared with the prior year's fourth quarter, and non-GAAP gross margin was 77.1% compared to 77.2% in the fourth quarter of 2021.
•Results from Operations: GAAP loss from operations for the fourth quarter of 2022 was $13.3 million compared with a loss of $11.5 million in the prior year's fourth quarter. Non-GAAP income from operations was $4.8 million, compared with non-GAAP income from operations of $2.2 million in the fourth quarter of 2021.
•GAAP Net Loss: GAAP net loss for the fourth quarter of 2022 was $13.9 million compared with a net loss of $14.3 million for the prior year's fourth quarter. GAAP net loss per basic and diluted share was $0.26 compared with a net loss per basic and diluted share of $0.28 in the fourth quarter of 2021.
•Non-GAAP Net Income: Non-GAAP net income for the fourth quarter of 2022 was $4.2 million compared with net income of $1.7 million in the prior year's fourth quarter. Non-GAAP net income per basic share and diluted share was $0.08, compared with net income per basic share and diluted share of $0.03 in the fourth quarter of 2021.
•Liquidity: As of December 31, 2022, Workiva had cash, cash equivalents, and marketable securities totaling $430.8 million, compared with $530.4 million as of December 31, 2021. Workiva had $345.0 million aggregate principal amount of 1.125% convertible senior notes due in 2026 and $15.1 million of finance lease obligations outstanding as of December 31, 2022.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 5,664 customers as of December 31, 2022, including approximately 922 ParsePort ESEF customers, a net increase of 1,349 customers from December 31, 2021.
•Revenue Retention Rate: As of December 31, 2022, Workiva's revenue retention rate (excluding add-on revenue) was 97.8%, and the revenue retention rate including add-on revenue was 108.5%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of December 31, 2022, Workiva had 1,345 customers with an annual contract value (“ACV”) of more than $100,000, up 20% from 1,121 customers at December 31, 2021. Workiva had 718 customers with an ACV of more than $150,000, up 24% from 578 customers in the fourth quarter of 2021. Workiva had 236 customers with an ACV of more than $300,000, up 29% from 183 customers in the fourth quarter of 2021.
Full Year 2022 Financial Highlights
•Revenue: Total revenue for the full year 2022 reached $537.9 million, an increase of 21.3% from $443.3 million in 2021. Subscription and support revenue contributed $464.9 million, up 22.6% compared to 2021. Professional services revenue was $72.9 million, an increase of 14.1% compared to the prior year.
•Gross Profit: GAAP gross profit for 2022 was $408.0 million compared with $339.5 million in 2021. GAAP gross margin was 75.9% versus 76.6% in the prior year. Non-GAAP gross profit for 2022 was $413.6 million, an increase of 20.2% compared to 2021, and non-GAAP gross margin was 76.9% compared to 77.6%.
•Results from Operations: GAAP loss from operations for 2022 was $88.8 million compared with a loss of $29.4 million in the prior year. Non-GAAP loss from operations was $13.0 million, compared with non-GAAP income from operations of $20.0 million in 2021.
•GAAP Net Loss: GAAP net loss for 2022 was $90.9 million compared with a net loss of $37.7 million in the prior year. GAAP net loss per basic and diluted share was $1.72 compared with a net loss per basic and diluted share of $0.74 in 2021.
•Non-GAAP Net Loss/Income: Non-GAAP net loss for 2022 was $15.2 million compared with net income of $20.8 million in the prior year. Non-GAAP net loss per basic and diluted share was $0.29, compared with net income per basic share and diluted share of $0.41 and $0.37, respectively, in 2021.
•Cash Flow: Net cash provided by operating activities was $11.3 million in 2022, compared to cash provided by operating activities of $49.8 million in 2021.
Financial Outlook
As of February 21, 2023, Workiva is providing guidance as follows:
First Quarter 2023 Guidance:
•Total revenue is expected to be in the range of $149.0 million to $150.0 million.
•GAAP loss from operations is expected to be in the range of $52.0 million to $51.0 million.
•Non-GAAP loss from operations is expected to be in the range of $12.0 million to $11.0 million.
•GAAP net loss per basic share is expected to be in the range of $0.97 to $0.95.
•Non-GAAP net loss per basic share is expected to be in the range of $0.23 to $0.21.
•Net loss per basic share is based on 53.7 million weighted-average shares outstanding.
Full Year 2023 Guidance:
•Total revenue is expected to be in the range of $624.0 million to $626.0 million.
•GAAP loss from operations is expected to be in the range of $111.0 million to $109.0 million.
•Non-GAAP loss from operations is expected to be in the range of $9.0 million to $7.0 million.
•GAAP net loss per basic share is expected to be in the range of $2.02 to $1.99.
•Non-GAAP net loss per basic share is expected to be in the range of $0.13 to $0.10.
•Net loss per basic share is based on 54.0 million weighted-average shares outstanding.
Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the fourth quarter and full year 2022, in addition to discussing the Company’s outlook for the first quarter and full year 2023. To access this call, dial 888-330-2469 (U.S. domestic) or 240-789-2740 (international). The conference ID is 8736384. A live webcast of the conference call will be accessible in the "Investor Relations" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through February 28, 2023, at 800-770-2030 (U.S. domestic) or 647-362-9199 (international). The replay pass code is 8736384. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.

About Workiva
Workiva Inc. (NYSE:WK) is on a mission to power transparent reporting for a better world. We build and deliver the world’s leading cloud platform for assured integrated reporting to meet stakeholder demands for action, transparency, and disclosure of financial and non-financial data. Workiva offers the only unified SaaS platform that brings customers’ financial reporting, Environmental, Social, and Governance (ESG), and Governance, Risk, and Compliance (GRC) together in a controlled, secure, audit-ready platform. Our platform simplifies the most complex reporting and disclosure challenges by streamlining processes, connecting data and teams, and ensuring consistency. Learn more at workiva.com.

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Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation, amortization of acquisition-related intangible assets and non-cash interest expense related to our convertible senior notes. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income (loss) from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax, amortization expense for acquisition-related intangible assets, and non-cash interest expense related to our convertible senior notes from net loss. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability and equity components in a manner that reflects our non-convertible debt borrowing rate. This results in the debt component being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. As a result, we believe that excluding this non-cash interest expense attributable to the debt discount in calculating our non-GAAP measures is useful because this interest expense does not represent a cash outflow and is not indicative of our ongoing operational performance. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Investor Contact:		Media Contact:
Mike Rost		Darcie Brossart
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com
(515) 663-4493		(515) 663-4471

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(unaudited)
Revenue
Subscription and support	$125,871	$104,287	$464,935	$379,340
Professional services	17,932	16,496	72,940	63,945
Total revenue	143,803	120,783	537,875	443,285
Cost of revenue
Subscription and support (1)	21,028	17,645	77,711	60,551
Professional services (1)	13,328	11,516	52,174	43,282
Total cost of revenue	34,356	29,161	129,885	103,833
Gross profit	109,447	91,622	407,990	339,452
Operating expenses
Research and development (1)	38,072	31,430	151,716	115,735
Sales and marketing (1)	60,381	50,199	245,260	178,785
General and administrative (1)	24,271	21,492	99,778	74,287
Total operating expenses	122,724	103,121	496,754	368,807
Loss from operations	(13,277)	(11,499)	(88,764)	(29,355)
Interest income	2,555	207	4,880	1,041
Interest expense	(1,502)	(3,520)	(6,042)	(14,015)
Other (expense) and income, net	(541)	(36)	926	3,229
Loss before provision (benefit) for income taxes	(12,765)	(14,848)	(89,000)	(39,100)
Provision (benefit) for income taxes	1,137	(524)	1,947	(1,370)
Net loss	$(13,902)	$(14,324)	$(90,947)	$(37,730)
Net loss per common share:
Basic and diluted	$(0.26)	$(0.28)	$(1.72)	$(0.74)
Weighted-average common shares outstanding - basic and diluted	53,279,147	51,734,522	52,954,079	51,126,510

(1) Includes stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(unaudited)
Cost of revenue
Subscription and support	$880	$1,044	$3,437	$2,868
Professional services	550	546	2,128	1,729
Operating expenses
Research and development	3,282	2,395	12,554	9,590
Sales and marketing	4,935	3,420	19,323	13,901
General and administrative	6,960	5,866	33,218	20,545

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	As of December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$240,197	$300,386
Marketable securities	190,595	230,060
Accounts receivable, net	106,316	76,848
Deferred costs	38,350	31,152
Other receivables	6,674	3,538
Prepaid expenses and other	17,957	15,108
Total current assets	600,089	657,092
Property and equipment, net	27,096	28,821
Operating lease right-of-use assets	13,932	17,760
Deferred costs, non-current	33,682	33,091
Goodwill	109,740	34,556
Intangible assets, net	28,234	10,434
Other assets	6,847	5,005
Total assets	$819,620	$786,759
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,174	$4,114
Accrued expenses and other current liabilities	83,999	84,126
Deferred revenue	316,263	258,023
Convertible senior notes, current	—	298,661
Finance lease obligations	504	1,575
Total current liabilities	406,940	646,499
Convertible senior notes, non-current	340,257	—
Deferred revenue, non-current	38,237	34,181
Other long-term liabilities	1,518	1,605
Operating lease liabilities, non-current	12,102	16,408
Finance lease obligations, non-current	14,583	15,087
Total liabilities	813,637	713,780
Stockholders’ equity
Common stock	53	51
Additional paid-in-capital	537,732	525,646
Accumulated deficit	(525,116)	(452,430)
Accumulated other comprehensive loss	(6,686)	(288)
Total stockholders’ equity	5,983	72,979
Total liabilities and stockholders’ equity	$819,620	$786,759

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(unaudited)
Cash flows from operating activities
Net loss	$(13,902)	$(14,324)	$(90,947)	$(37,730)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,847	1,664	10,212	5,244
Stock-based compensation expense	16,607	13,271	70,660	48,633
Provision for (recovery of) doubtful accounts	74	37	156	(125)
(Accretion) amortization of premiums and discounts on marketable securities, net	(163)	825	1,079	3,024
Gain on settlement of equity securities	—	—	—	(3,698)
Amortization of issuance costs and debt discount	325	2,320	1,298	9,171
Deferred income tax	629	(1,059)	538	(1,973)
Changes in assets and liabilities:
Accounts receivable	(22,703)	(12,916)	(28,893)	(7,683)
Deferred costs	(5,834)	(7,103)	(8,496)	(19,207)
Operating lease right-of-use asset	1,276	1,291	5,153	4,197
Other receivables	(1,693)	(187)	(1,655)	(391)
Prepaid expenses	(3,783)	(2,473)	(2,913)	(6,522)
Other assets	(1,336)	(25)	(2,441)	(1,222)
Accounts payable	(3,557)	(242)	2,438	972
Deferred revenue	33,084	25,391	61,657	47,419
Operating lease liability	(1,298)	(1,544)	(5,055)	(4,934)
Accrued expenses and other liabilities	(1,841)	4,342	(1,457)	14,669
Net cash (used in) provided by operating activities	(1,268)	9,268	11,334	49,844
Cash flows from investing activities
Purchase of property and equipment	(1,232)	(1,103)	(3,458)	(3,534)
Purchase of marketable securities	(31,190)	(26,985)	(130,754)	(170,070)
Sale of marketable securities	—	—	14,981	250
Maturities of marketable securities	43,708	26,788	150,565	143,159
Acquisitions, net of cash acquired	—	(2,400)	(99,186)	(37,467)
Purchase of intangible assets	(52)	(32)	(160)	(219)
Other investments	—	—	—	(750)
Net cash provided by (used in) investing activities	11,234	(3,732)	(68,012)	(68,631)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	678	7,808	3,273	16,600
Taxes paid related to net share settlements of stock-based compensation awards	(1,889)	(3,458)	(12,541)	(27,144)
Proceeds from shares issued in connection with employee stock purchase plan	—	—	9,256	8,861
Principal payments on finance lease obligations	(233)	(434)	(1,575)	(1,705)
Net cash (used in) provided by financing activities	(1,444)	3,916	(1,587)	(3,388)
Effect of foreign exchange rates on cash	2,178	(191)	(1,924)	(270)
Net increase (decrease) in cash and cash equivalents	10,700	9,261	(60,189)	(22,445)
Cash and cash equivalents at beginning of period	229,497	291,125	300,386	322,831
Cash and cash equivalents at end of period	$240,197	$300,386	$240,197	$300,386

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Gross profit, subscription and support	$104,843	$86,642	$387,224	$318,789
Add back: Stock-based compensation	880	1,044	3,437	2,868
Gross profit, subscription and support, non-GAAP	$105,723	$87,686	$390,661	$321,657

Gross profit, professional services	$4,604	$4,980	$20,766	$20,663
Add back: Stock-based compensation	550	546	2,128	1,729
Gross profit, professional services, non-GAAP	$5,154	$5,526	$22,894	$22,392

Gross profit	$109,447	$91,622	$407,990	$339,452
Add back: Stock-based compensation	1,430	1,590	5,565	4,597
Gross profit, non-GAAP	$110,877	$93,212	$413,555	$344,049

Cost of revenue, subscription and support	$21,028	$17,645	$77,711	$60,551
Less: Stock-based compensation	880	1,044	3,437	2,868
Cost of revenue, subscription and support, non-GAAP	$20,148	$16,601	$74,274	$57,683

Cost of revenue, professional services	$13,328	$11,516	$52,174	$43,282
Less: Stock-based compensation	550	546	2,128	1,729
Cost of revenue, professional services, non-GAAP	$12,778	$10,970	$50,046	$41,553

Research and development	$38,072	$31,430	$151,716	$115,735
Less: Stock-based compensation	3,282	2,395	12,554	9,590
Less: Amortization of acquisition-related intangibles	867	426	3,107	701
Research and development, non-GAAP	$33,923	$28,609	$136,055	$105,444

Sales and marketing	$60,381	$50,199	$245,260	$178,785
Less: Stock-based compensation	4,935	3,420	19,323	13,901
Less: Amortization of acquisition-related intangibles	581	22	1,954	35
Sales and marketing, non-GAAP	$54,865	$46,757	$223,983	$164,849

General and administrative	$24,271	$21,492	$99,778	$74,287
Less: Stock-based compensation	6,960	5,866	33,218	20,545
General and administrative, non-GAAP	$17,311	$15,626	$66,560	$53,742

Loss from operations	$(13,277)	$(11,499)	$(88,764)	$(29,355)
Add back: Stock-based compensation	16,607	13,271	70,660	48,633
Add back: Amortization of acquisition-related intangibles	1,448	448	5,061	736
Income (loss) from operations, non-GAAP	$4,778	$2,220	$(13,043)	$20,014

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net loss	$(13,902)	$(14,324)	$(90,947)	$(37,730)
Add back: Stock-based compensation	16,607	13,271	70,660	48,633
Add back: Amortization of acquisition-related intangibles	1,448	448	5,061	736
Add back: Non-cash interest expense related to convertible senior notes	—	2,320	—	9,171
Net income (loss), non-GAAP	$4,153	$1,715	$(15,226)	$20,810

Net loss per basic and diluted share:	$(0.26)	$(0.28)	$(1.72)	$(0.74)
Add back: Stock-based compensation	0.31	0.26	1.33	0.96
Add back: Amortization of acquisition-related intangibles	0.03	0.01	0.10	0.01
Add back: Non-cash interest expense related to convertible senior notes	—	0.04	—	0.18
Net income (loss) per basic share, non-GAAP	$0.08	$0.03	$(0.29)	$0.41
Net income (loss) per diluted share, non-GAAP	$0.08	$0.03	$(0.29)	$0.37

Weighted-average common shares outstanding - basic, non-GAAP	53,279,147	51,734,522	52,954,079	51,126,510
Weighted-average common shares outstanding - diluted, non-GAAP	54,938,441	56,697,006	52,954,079	55,998,736

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending March 31, 2023			Year ending December 31, 2023

Loss from operations, GAAP range	$(52,000)	-	$(51,000)	$(111,000)	-	$(109,000)
Add back: Stock-based compensation	38,528		38,528	96,158		96,158
Add back: Amortization of acquisition-related intangibles	1,472		1,472	5,842		5,842
Net loss from operations, non-GAAP range	$(12,000)	-	$(11,000)	$(9,000)	-	$(7,000)

Net loss per share, GAAP range	$(0.97)	-	$(0.95)	$(2.02)	-	$(1.99)
Add back: Stock-based compensation	0.72		0.72	1.78		1.78
Add back: Amortization of acquisition-related intangibles	0.03		0.03	0.11		0.11
Net loss per share, non-GAAP range	$(0.23)	-	$(0.21)	$(0.13)	-	$(0.10)

Weighted-average common shares outstanding - basic	53,700,000		53,700,000	54,000,000		54,000,000